UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	0-4887	43-0903811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Grand Blvd.,

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 860-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 16, 2013, UMB Financial Corporation (the “Company”) completed the issuance and sale of 3,900,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Shares”), pursuant to an underwriting agreement, dated September 10, 2013 (the “ Underwriting Agreement”), between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), for itself and as representative of the other underwriter named therein. The Common Shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-188082) (the “Registration Statement”). The underwriters have the option to purchase up to an additional 585,000 Common Shares within 30 days of September 10, 2013. The Underwriting Agreement contains various representations, warranties, conditions to closing, indemnification rights and obligations and termination provisions. The description of the Underwriting Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. In connection with this offering, the legal opinion as to the legality of the Common Shares is being filed as Exhibit 5.1 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 10, 2013, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the other underwriter named therein.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB Financial Corporation

By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO

Date: September 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 10, 2013, between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the other underwriter named therein.

5.1	Opinion of Stinson Morrison Hecker LLP as to the legality of the Common Shares.

23.1	Consent of Stinson Morrison Hecker LLP to the filing of Exhibit 5.1 (included in Exhibit 5.1).